CERTIFICATE OF MERGER

MITCHAM INDUSTRIES, INC.
(a Texas corporation)
with and into
MIND TECHNOLOGY, INC.
(a Delaware corporation)

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned parties submit this Certificate of Merger (this “Certificate”) and certify as follows:
1.FIRST: The name of the surviving corporation is MIND Technology, Inc., a Delaware corporation (the “Surviving Company”).
2.SECOND: The name of the corporation being merged with and into the Surviving Company is Mitcham Industries, Inc., a Texas corporation (the “Merging Company”). The Merging Company is the sole stockholder of the Surviving Company.
3.THIRD: The Merging Company has authorized capital stock consisting of 20,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share.
4.FOURTH: An Agreement and Plan of Merger (the “Plan”) has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8, Section 252 of the General Corporation Law of the State of Delaware.
5.FIFTH: The Certificate of Incorporation of the Surviving Company shall be amended and restated, as of the effective time of the merger, to be in the form attached hereto as Exhibit A.
6.SIXTH: The executed Plan is on file at 2002 Timberloch Place, Suite 400, The Woodlands, Texas 77380, the principal place of business of the Surviving Company.
7.SEVENTH: A copy of the Plan will be furnished by the Surviving Company on request, without cost, to any stockholder of the Surviving Company or any stockholder of the Merging Company.
8.EIGHTH: The merger contemplated by this Certificate is to become effective on August 3, 2020 at 9:00 p.m. Eastern Time.
[Signature page follows.]

527064.000001 23751089.5

IN WITNESS WHEREOF, the undersigned Surviving Company and Merging Company have caused this Certificate to be signed by an authorized officer, this 3rd day of August 2020.

             SURVIVING COMPANY:

             MIND TECHNOLOGY, INC.

             By: /s/ Robert P. Capps
             Name: Robert P. Capps
Title: President and Chief Executive Officer

            MERGING COMPANY:
MITCHAM INDUSTRIES, INC.

             By: /s/ Robert P. Capps
             Name: Robert P. Capps
Title: Co-Chief Executive Officer, Executive Vice President of Finance and Chief Financial Officer

DE Certificate of Merger
Signature Page

Exhibit A
Exhibit A

(See attached.)